Exhibit 99.1

CommScope Reports Third Quarter 2025 Results

Third Quarter Highlights

•
Consolidated net sales of $1.63 billion
•
RemainCo net sales of $516.3 million*
•
GAAP income from continuing operations of $106.9 million
•
Consolidated non-GAAP adjusted EBITDA of $402.5 million (1)
•
RemainCo non-GAAP adjusted EBITDA of $90.6 million* (1)
•
Cash flow generated by operations of $151.4 million and free cash flow of $135.0 million (2)

* RemainCo financial measures reflect the results of the RUCKUS and Access Network Solutions (ANS) segments, in the aggregate, and exclude the results and performance of the Connectivity and Cable Solutions (CCS) segment. RemainCo financial measures also exclude general corporate costs that were previously allocated to the Outdoor Wireless Networks (OWN) segment and Distributed Antenna Systems (DAS) business unit, since these costs were not directly attributable to these discontinued operations.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

CLAREMONT, NC, October 30, 2025 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended September 30, 2025.

Summary of Consolidated Results
	Q3	Q3	% Change
	2025	2024	YOY
	(in millions, except per share amounts)
Consolidated net sales	$1,629.7	$1,082.2	50.6%
RemainCo net sales (1)	516.3	345.5	49.4
GAAP income (loss) from continuing operations	106.9	(96.7)	NM
GAAP income (loss) from continuing operations per share	0.38	(0.52)	NM
Consolidated non-GAAP adjusted EBITDA (2)	402.5	204.2	97.1
RemainCo non-GAAP adjusted EBITDA (1) (2)	90.6	46.5	94.8
Non-GAAP adjusted net income per diluted share (2)	0.62	(0.06)	NM

NM – Not meaningful

(1) RemainCo financial measures reflect the results of the RUCKUS and ANS segments, in the aggregate, and exclude the results and performance of the CCS segment. RemainCo financial measures also exclude general corporate costs that were previously allocated to the OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

(2) See “Non-GAAP Financial Measures” below.

“We are pleased with our outstanding results in the third quarter. All businesses continue to deliver strong results as we take advantage of strong market conditions and deliver against our strategic initiatives. CommScope net sales of $1.63 billion increased 50.6% from the prior year. Non-GAAP adjusted EBITDA was $402 million, a strong improvement of 97% year-over-year, marking the sixth consecutive quarter of adjusted EBITDA growth. Third quarter adjusted EBITDA as a percentage of revenues was 24.7%, compared to 18.9% in the prior year, a year-over-year improvement of 580 basis points. The performance is a testament to our focus on what we can control and our team implementing that strategic focus. We are well positioned as we move into the fourth quarter and are raising our 2025 consolidated adjusted EBITDA guideposts to $1.30 to $1.35 billion as well as raising our RemainCo adjusted EBITDA guidance to $350 to $375 million,” said Chuck Treadway, President and Chief Executive Officer.

We now expect our CCS deal to close in the first quarter of 2026. When the deal closes, we plan to repay all existing debt, redeem our preferred equity and add modest new leverage to the remaining company. This will generate significant excess cash, and we expect to distribute a substantial portion of such excess cash to our common shareholders as a special dividend within 60 to 90 days following the closing of the transaction. The exact amount of the special dividend will be determined after the CCS closing, taking into account all relevant factors at the time.

“We are extremely happy with our strong cash flow generation. During the quarter, we increased our cash balance by $134 million and ended the quarter with $705 million of cash. As evidenced by the third quarter results in ANS and RUCKUS, we are excited about the future of the remaining company. On a twelve-month trailing basis, ANS and RUCKUS Non-GAAP adjusted EBITDA was $344 million, an increase of 135% versus the previous twelve-month period,” said Kyle Lorentzen, Chief Financial Officer.

Third Quarter Results and Comparisons

Consolidated net sales in the third quarter of 2025 increased 50.6% year-over-year to $1.63 billion due to higher net sales in all segments. Consolidated net sales increased across all regions, except the Caribbean and Latin America region.

Income from continuing operations of $106.9 million, or $0.38 per diluted share, in the third quarter of 2025, increased compared to the prior year period’s loss from continuing operations of $96.7 million, or $(0.52) per share. Non-GAAP adjusted net income for the third quarter of 2025 was $172.0 million, or $0.62 per diluted share, versus $(13.2) million, or $(0.06) per share, in the third quarter of 2024.

Consolidated non-GAAP adjusted EBITDA increased 97.1% to $402.5 million in the third quarter of 2025 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 24.7% in the third quarter of 2025 compared to 18.9% in the same prior year period. RemainCo non-GAAP adjusted EBITDA increased 94.8% to $90.6 million in the third quarter of 2025 compared to the same prior year period. RemainCo non-GAAP adjusted EBITDA as a percentage of net sales increased to 17.5% in the third quarter of 2025 compared to 13.5% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Third Quarter Comparisons

Sales by Region

			% Change
	Q3 2025	Q3 2024	YOY
United States	$1,220.0	$714.6	70.7%
Europe, Middle East and Africa	167.6	159.3	5.2
Asia Pacific	162.8	126.6	28.6
Caribbean and Latin America	45.2	47.5	(4.8)
Canada	34.1	34.2	(0.3)
Total net sales	$1,629.7	$1,082.2	50.6%

Segment Net Sales

			% Change
	Q3 2025	Q3 2024	YOY
RUCKUS	$178.5	$154.9	15.2%
ANS	337.8	190.6	77.2
RemainCo net sales (1)	516.3	345.5	49.4
CCS	1,113.4	736.7	51.1
Total net sales	$1,629.7	$1,082.2	50.6%

Segment Operating Income (Loss)

			% Change
	Q3 2025	Q3 2024	YOY
RUCKUS	$19.1	$7.8	144.9%
ANS	25.5	(16.7)	NM
RemainCo operating income (loss) (1)	44.6	(8.9)	NM
CCS	256.3	136.5	87.8
Corporate and other (2)	—	(25.4)	NM
Total operating income	$300.9	$102.2	194.4%

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q3 2025	Q3 2024	YOY
RUCKUS	$36.4	$26.4	37.9%
ANS	54.2	20.1	169.7
RemainCo adjusted EBITDA (1)	90.6	46.5	94.8
CCS	311.9	173.9	79.4
Corporate and other (2)	—	(16.2)	NM
Total segment adjusted EBITDA	$402.5	$204.2	97.1%

NM – Not meaningful

(1) RemainCo financial measures reflect the results of the RUCKUS and ANS segments, in the aggregate, and exclude the results and performance of the CCS segment. RemainCo financial measures also exclude general corporate costs that were previously allocated to the OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

(2) The corporate and other line item above reflects general corporate costs that were previously allocated to our OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to our OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA.

•
CCS - Net sales of $1,113.4 million increased 51.1% from the prior year period primarily driven by an increase in the Data Center business.
•
RUCKUS - Net sales of $178.5 million increased 15.2% from the prior year period primarily driven by increased demand and an improved channel inventory position.
•
ANS - Net sales of $337.8 million increased 77.2% from the prior year period driven by increases in Access Technologies and Broadband Networks Solutions (BNS).

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations in the third quarter of 2025 was $151.4 million.
•
Free cash flow in the third quarter of 2025 was $135.0 million after adjusting operating cash flow for $16.4 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the quarter with $705.3 million in cash and cash equivalents.
•
As of September 30, 2025, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $576.5 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,281.8 million.

Conference Call, Webcast and Investor Presentation

CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2025 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned sale of its CCS segment. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo DiSabato, CommScope
Massimo.DiSabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

RemainCo Financial Measures

RemainCo financial measures are the aggregate of the RUCKUS and Access Network Solutions segments. They do not include the results of the Connectivity and Cable Solutions (CCS) segment. RemainCo financial measures also exclude general corporate costs that were previously allocated to the Outdoor Wireless Networks (OWN) segment and Distributed Antenna Systems (DAS) business unit, since these costs were not directly attributable to these discontinued operations. The RemainCo segments and the CCS segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the RemainCo financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement with Amphenol Corporation (“Amphenol”), pursuant to which Amphenol has agreed to acquire our CCS segment (the “proposed transaction”); the inability to complete the proposed transaction due to the failure to satisfy the conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transaction on the Company’s relationships, operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our substantial indebtedness, including our upcoming maturities and evaluation of capital structure alternatives and restrictive debt covenants; our ability to refinance existing indebtedness prior to its maturity or incur additional indebtedness at acceptable interest rates or at all; our ability to generate cash to service our indebtedness; the ability to recognize the expected benefits of the sales of the CCS business and prior transactions, including the expected financial performance of CommScope following the proposed transaction and prior sales transactions; the effect of the proposed transaction and prior sales transactions on the ability of CommScope to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of CommScope’s competitors, creditors and other stakeholders to the proposed transaction and prior sales transactions; potential litigation relating to the proposed transaction and prior sales transactions; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2024 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$1,629.7	$1,082.2	$4,130.0	$3,036.7
Cost of sales	961.9	647.1	2,401.9	1,907.5
Gross profit	667.8	435.1	1,728.1	1,129.2
Transition service agreement income	8.6	4.4	27.6	22.4
Operating expenses:
Selling, general and administrative	226.8	203.4	636.6	565.5
Research and development	95.3	78.0	270.1	235.2
Amortization of purchased intangible assets	51.7	56.8	157.3	181.4
Restructuring costs (credits), net	1.8	(0.9)	16.0	30.6
Other	(0.1)	—	4.8	—
Total operating expenses	375.5	337.3	1,084.8	1,012.7
Operating income	300.9	102.2	670.9	138.9
Other income (expense), net	(0.7)	(6.8)	(22.0)	1.7
Interest expense	(154.6)	(168.0)	(484.4)	(503.2)
Interest income	3.9	2.6	11.4	8.3
Income (loss) from continuing operations before income taxes	149.5	(70.0)	175.9	(354.3)
Income tax (expense) benefit	(42.6)	(26.7)	250.1	(41.6)
Income (loss) from continuing operations	106.9	(96.7)	426.0	(395.9)
Income from discontinued operations, net of income tax (expense) benefit of $3.3, $(22.1), $(380.4) and $(73.8), respectively	1.5	63.7	498.2	73.6
Net income (loss)	108.4	(33.0)	924.2	(322.3)
Series A convertible preferred stock dividends	(17.3)	(16.4)	(51.3)	(48.6)
Net income (loss) attributable to common stockholders	$91.1	$(49.4)	$872.9	$(370.9)

Basic:
Earnings (loss) from continuing operations per share	$0.40	$(0.52)	$1.71	$(2.08)
Earnings from discontinued operations per share	0.01	0.29	2.28	0.35
Earnings (loss) per share	$0.41	$(0.23)	$3.99	$(1.73)

Diluted:
Earnings (loss) from continuing operations per share	$0.38	$(0.52)	$1.55	$(2.08)
Earnings from discontinued operations per share	0.01	0.29	1.82	0.35
Earnings (loss) per share	$0.39	$(0.23)	$3.37	$(1.73)

Weighted average shares outstanding:
Basic	221.5	215.9	218.7	213.9
Diluted (a)	277.7	215.9	274.1	213.9
(a) Calculation of diluted earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$91.1	$(49.4)	$872.9	$(370.9)

Weighted average shares (basic)	221.5	215.9	218.7	213.9
Dilutive effect of as-if converted Series A convertible preferred stock	45.9	—	45.3	—
Dilutive effect of equity-based awards	10.3	—	10.1	—
Denominator (diluted)	277.7	215.9	274.1	213.9

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
	Unaudited September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$705.3	$564.9
Accounts receivable, net of allowance for doubtful accounts of $13.3 and $16.5, respectively	1,042.5	685.9
Inventories, net	798.4	736.8
Prepaid expenses and other current assets	257.2	139.4
Current assets held for sale	—	1,357.5
Total current assets	2,803.4	3,484.5
Property, plant and equipment, net of accumulated depreciation of $721.6 and $710.2, respectively	335.6	342.2
Goodwill	2,923.7	2,867.3
Other intangible assets, net	1,062.1	1,216.2
Deferred income taxes	486.9	537.7
Other noncurrent assets	327.4	299.6
Total assets	$7,939.1	$8,747.5
Liabilities and Stockholders' Deficit
Accounts payable	$592.5	$370.7
Accrued and other liabilities	651.3	613.7
Current liabilities held for sale	—	245.3
Total current liabilities	1,243.8	1,229.7
Long-term debt	7,254.9	9,238.4
Deferred income taxes	90.3	99.4
Other noncurrent liabilities	416.1	408.8
Total liabilities	9,005.1	10,976.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,278.7	1,227.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,278,653 and 1,227,328, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 221,527,126 and 215,887,001, respectively	2.4	2.3
Additional paid-in capital	2,490.2	2,514.2
Accumulated deficit	(4,400.3)	(5,324.5)
Accumulated other comprehensive loss	(122.2)	(344.5)
Treasury stock, at cost: 17,540,748 shares and 15,647,303 shares, respectively	(314.8)	(303.6)
Total stockholders' deficit	(2,344.7)	(3,456.1)
Total liabilities and stockholders' deficit	$7,939.1	$8,747.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating Activities:
Net income (loss)	$108.4	$(33.0)	$924.2	$(322.3)
Adjustments to reconcile net income (loss) to net cash generated by operating activities:
Depreciation and amortization	74.7	85.2	227.9	287.7
Equity-based compensation	10.7	8.3	27.3	21.1
Deferred income taxes	31.4	(4.9)	32.7	1.0
Asset impairments	—	—	—	17.2
(Gain) loss on disposal of discontinued operations	0.2	5.5	(869.0)	27.4
Changes in assets and liabilities:
Accounts receivable	(108.8)	81.4	(347.3)	(109.3)
Inventories	22.5	11.5	(67.5)	58.2
Prepaid expenses and other assets	(72.8)	(7.1)	(148.9)	(108.7)
Accounts payable and other liabilities	82.3	(35.6)	208.2	93.8
Other	2.8	10.9	54.0	29.1
Net cash generated by (used in) operating activities	151.4	122.2	41.6	(4.8)
Investing Activities:
Additions to property, plant and equipment	(16.4)	(6.7)	(44.5)	(18.0)
Proceeds from sale of property, plant and equipment	—	—	10.0	0.2
Net proceeds from divestitures	0.1	—	2,041.9	—
Acquisition of a business	—	—	—	(45.1)
Other	—	—	—	8.6
Net cash generated by (used in) investing activities	(16.3)	(6.7)	2,007.4	(54.3)
Financing Activities:
Long-term debt repaid	—	(8.0)	(2,049.0)	(24.0)
Long-term debt proceeds	—	—	50.0	—
Debt issuance costs	—	—	(5.7)	—
Tax withholding payments for vested equity-based compensation awards	(0.3)	—	(11.2)	(1.8)
Net cash used in financing activities	(0.3)	(8.0)	(2,015.9)	(25.8)
Effect of exchange rate changes on cash and cash equivalents	(0.6)	2.9	8.9	(2.5)
Change in cash and cash equivalents	134.2	110.4	42.0	(87.4)
Cash and cash equivalents at beginning of period	571.1	346.0	663.3	543.8
Cash and cash equivalents at end of period	$705.3	$456.4	$705.3	$456.4

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Income (loss) from continuing operations, as reported	$106.9	$(96.7)	$426.0	$(395.9)
Income tax expense (benefit), as reported	42.6	26.7	(250.1)	41.6
Interest income, as reported	(3.9)	(2.6)	(11.4)	(8.3)
Interest expense, as reported	154.6	168.0	484.4	503.2
Other (income) expense, as reported	0.7	6.8	22.0	(1.7)
Operating income, as reported	$300.9	$102.2	$670.9	$138.9
Adjustments:
Amortization of purchased intangible assets	51.7	56.8	157.3	181.4
Restructuring costs (credits), net	1.8	(0.9)	16.0	30.6
Equity-based compensation	10.8	7.3	27.0	18.3
Transaction, transformation and integration costs	20.0	19.5	50.9	45.9
Other	(0.1)	—	4.8	—
Depreciation	17.4	19.3	53.7	62.0
Total adjustments to operating income	101.6	102.0	309.7	338.2
Non-GAAP adjusted EBITDA	$402.5	$204.2	$980.6	$477.1

Income (loss) from continuing operations, as reported	$106.9	$(96.7)	$426.0	$(395.9)
Adjustments:
Total pretax adjustments to adjusted EBITDA	84.2	82.7	256.0	276.2
Pretax amortization of debt issuance costs and OID (1)	5.6	6.8	23.9	20.1
Pretax gain on debt transactions (2)	—	—	1.1	—
Tax effects of adjustments and other tax items (3)	(24.7)	(6.0)	(376.9)	44.3
Non-GAAP adjusted net income (loss)	$172.0	$(13.2)	$330.1	$(55.3)
GAAP income (loss) from continuing operations per share, as reported (4)	$0.38	$(0.52)	$1.55	$(2.08)
Non-GAAP adjusted diluted income (loss) per share (5)	$0.62	$(0.06)	$1.20	$(0.26)

(1) Included in interest expense.
(2) Included in other income (expense), net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP income (loss) from continuing operations per share was calculated using income (loss) from continuing operations in the numerator, and includes the impact of the Series A convertible preferred stock dividend for the three and nine months ended September 30, 2024.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted income (loss) per share are 277.7 million and 215.9 million for the three months ended September 30, 2025 and 2024, respectively, and 274.1 million and 213.9 million for the nine months ended September 30, 2025 and 2024, respectively.

See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q3 2025	Q3 2024	YOY
United States	$1,220.0	$714.6	70.7%
Europe, Middle East and Africa	167.6	159.3	5.2
Asia Pacific	162.8	126.6	28.6
Caribbean and Latin America	45.2	47.5	(4.8)
Canada	34.1	34.2	(0.3)
Total net sales	$1,629.7	$1,082.2	50.6%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q3 2025	Q3 2024	YOY
RUCKUS	$178.5	$154.9	15.2%
ANS	337.8	190.6	77.2
RemainCo net sales (1)	516.3	345.5	49.4
CCS	1,113.4	736.7	51.1
Total net sales	$1,629.7	$1,082.2	50.6%

Segment Adjusted EBITDA (2)
			% Change
	Q3 2025	Q3 2024	YOY
RUCKUS	$36.4	$26.4	37.9%
ANS	54.2	20.1	169.7
RemainCo adjusted EBITDA (1)	90.6	46.5	94.8
CCS	311.9	173.9	79.4
Corporate and other (3)	—	(16.2)	NM
Total segment adjusted EBITDA	$402.5	$204.2	97.1%

(1) RemainCo financial measures reflect the results of the RUCKUS and ANS segments, in the aggregate, and exclude the results and performance of the CCS segment. RemainCo financial measures also exclude general corporate costs that were previously allocated to the OWN segment and DAS business unit, since these costs were not directly attributable to these discontinued operations.

(2) See “Non-GAAP Financial Measures” above.

(3) The corporate and other line item above reflects general corporate costs that were previously allocated to our OWN segment and DAS business unit. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2025, the corporate and other costs related to our OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Third Quarter 2025 Segment Adjusted EBITDA Reconciliation

	CCS	RUCKUS	ANS	Total
Operating income, as reported	$256.3	$19.1	$25.5	$300.9
Amortization of purchased intangible assets	17.7	12.7	21.4	51.7
Restructuring costs, net	0.7	0.6	0.5	1.8
Equity-based compensation	5.5	2.5	2.9	10.8
Transaction, transformation and integration costs	18.9	0.7	0.3	20.0
Other	—	(0.1)	—	(0.1)
Depreciation	12.9	0.9	3.6	17.4
Segment adjusted EBITDA	$311.9	$36.4	$54.2	$402.5
Segment adjusted EBITDA % of sales	28.0%	20.4%	16.0%	24.7%

Third Quarter 2024 Segment Adjusted EBITDA Reconciliation
	CCS	RUCKUS	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$136.5	$7.8	$(16.7)	$(25.4)	$102.2
Amortization of purchased intangible assets	18.1	12.7	24.3	1.7	56.8
Restructuring costs (credits), net	(0.6)	(0.2)	0.1	(0.2)	(0.9)
Equity-based compensation	2.8	1.9	2.2	0.4	7.3
Transaction, transformation and integration costs	3.6	2.8	5.7	7.4	19.5
Depreciation	13.5	1.4	4.4	—	19.3
Segment adjusted EBITDA	$173.9	$26.4	$20.1	$(16.2)	$204.2
Segment adjusted EBITDA % of sales	23.6%	17.0%	10.5%	NM	18.9%

(1) Includes general corporate costs that were previously allocated to the OWN segment and DAS business unit and are now classified as continuing operations, since the costs were not directly attributable to these discontinued operations.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Cash flow from operations	$122.2	$277.8	$(186.9)	$77.1	$151.4
Capital expenditures	(6.7)	(7.3)	(15.5)	(12.6)	(16.4)
Free cash flow	115.5	270.5	(202.4)	64.5	135.0

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Gross profit, as reported	$435.1	$447.6	$468.6	$591.7	$667.8
Equity-based compensation	0.7	0.7	0.6	0.7	0.6
Patent claims and litigation settlements	—	(1.0)	—	—	—
Adjusted gross profit	$435.8	$447.3	$469.2	$592.4	$668.4
Adjusted gross profit as % of sales	40.3%	38.3%	42.2%	42.7%	41.0%

GAAP to Non-GAAP Adjusted Operating Expense
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Selling, general and administrative, as reported	$203.4	$190.0	$194.2	$215.6	$226.8
Research and development, as reported	78.0	81.0	83.9	90.9	95.3
Operating expenses	$281.4	$271.0	$278.1	$306.5	$322.1
Equity-based compensation	6.6	6.3	6.5	8.4	10.2
Transaction, transformation and integration costs	19.5	17.4	15.7	15.2	20.0
Adjusted operating expense	$255.3	$247.3	$255.9	$282.9	$291.9
Adjusted operating expense as % of sales	23.6%	21.2%	23.0%	20.4%	17.9%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Consolidated Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
Operating income	$890	$935
Adjustments:
Amortization of purchased intangible assets	209	209
Equity-based compensation	35	36
Restructuring costs, net and transaction and transformation costs	90	92
Other	5	5
Depreciation	71	73
Total adjustments to operating income	410	415
Adjusted EBITDA	$1,300	$1,350

RemainCo (1) Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
RemainCo operating income	$150	$175
Adjustments:
Amortization of purchased intangible assets	140	140
Equity-based compensation	17	17
Restructuring costs, net and transaction and transformation costs	23	23
Other	—	—
Depreciation	20	20
Total adjustments to operating income	200	200
RemainCo adjusted EBITDA	$350	$375

(1) "RemainCo" outlook measures reflect the anticipated results or otherwise pertain to the expected performance of ANS and RUCKUS, in the aggregate, based on the segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the RemainCo financial measures.

Our actual consolidated and RemainCo results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

RemainCo (1) Adjusted EBITDA Reconciliation

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025	Twelve Months Ended September 30, 2025
Operating income, as reported	$44.6	$121.0	$129.7
Amortization of purchased intangible assets	34.1	105.6	142.6
Restructuring costs, net	1.1	13.0	17.7
Equity-based compensation	5.4	13.7	17.5
Transaction, transformation and integration costs	1.0	7.7	11.9
Other	(0.1)	4.8	4.8
Depreciation	4.5	14.4	20.0
RemainCo adjusted EBITDA	$90.6	$280.2	$344.2

(1) "RemainCo" financial measures reflect the results or otherwise pertain to the performance of ANS and RUCKUS, in the aggregate.
Components may not sum to total due to rounding.
See Description of Non-GAAP Financial Measures.